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                                                                           DRAFT




                             GENERAL COMMUNICATION, INC.

                                  13,800,000 Shares
                                 Class A Common Stock
                                    (no par value)

                                Underwriting Agreement


                                                              New York, New York
                                                                   July __, 1997


Salomon Brothers Inc
Donaldson, Lufkin & Jenrette
  Securities Corporation
Schroder & Co. Inc.,
As Representatives of the several Underwriters
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

         General Communication, Inc., an Alaska corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 7,000,000 shares of Class A common stock, no par value, of the Company ("Common Stock") and the persons named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters 6,800,000 shares of Common Stock (collectively, the "Underwritten Securities"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Securities, a certain Selling Stockholder, as named in Schedule II hereto (the "Option Selling Stockholder"), proposes to issue and sell to the Underwriters, at the option of the Underwriters, up to 2,070,000 additional shares of Common Stock (collectively, the "Option Securities," and together with the Underwritten Securities, the "Securities").

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         1.   REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this
Section 1 are defined in paragraph (vii) hereof.

         (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-28001) on Form S-3, including a related preliminary prospectus, for the registration under the Act, of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either: (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. Upon your request, the Company also will file with the Commission a Rule 462(b) Registration Statement in accordance with Rule 462(b).

         (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first


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    filed (if required) in accordance with Rule 424(b) and on the Closing Date
    (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "Settlement Date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules and regulations thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

         (iii) The Company and its subsidiaries (all of which are listed in Schedule III attached hereto) (individually, a "Subsidiary" and collectively, the "Subsidiaries") have in effect all the communications regulatory licenses, permits, franchises, authorizations, registrations, certifications, consents and approvals ("Communications Licenses") necessary, including from the Federal Communications Commission ("FCC") and the Alaska Public Utilities Commission ("APUC"), for the Company and its Subsidiaries to conduct their respective businesses as presently conducted or proposed to be conducted, except for Communications Licenses as to which the failure to obtain, individually or in the aggregate, would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Communications


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    Licenses obtained by the Company or its Subsidiaries have been duly and validly issued, are in full force and effect and are not subject to any restrictions or conditions which, individually or in the aggregate, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. No proceedings to revoke, refuse to renew, modify or restrict such Communications Licenses are pending or, to the Company's best knowledge, threatened.

         (iv) The Company and its Subsidiaries are not in violation of any applicable statute, law, ordinance, rule, regulation, policy, franchise or any judgment, injunction, order or decree ("Governmental Laws") of any court or governmental authority, including, but not limited to, the FCC or of the communications regulatory authority of the State of Alaska or of any other jurisdiction (domestic or foreign) in which the Company or its Subsidiaries conduct business having jurisdiction over the Company or the Subsidiaries, or over their respective properties except for violations which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have not received any notice of any violation of any Governmental Laws (including, without limitation, the Communications Act of 1934, as amended, and the FCC's rules).

         (v) There is no outstanding adverse judgment, injunction, decree or order that has been issued by any court or governmental authority, including, but not limited to, the FCC or the APUC, against the Company or any of its Subsidiaries or any action, proceeding or investigation pending before or, to the Company's best knowledge, threatened by any court or governmental authority, including, but not limited to, the FCC or the APUC, against the Company or any of its Subsidiaries which would, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         (vi) No consent, approval, authorization, license or order of, or filing, registration or qualification with, any court or governmental agency or body, domestic or foreign, is required, including, without limitation, under the Federal Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and


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    Competition Act of 1992 and the Telecommunications Act of 1996
    (collectively, the "Telecommunications Acts") or any order, rule, regulation or policy of the FCC or of the APUC for the performance by the Company of its obligations under this Agreement or for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

         (vii) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (i) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415," "Rule 424," "Rule 430A," "Rule 462" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the


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    Securities and the offering thereof permitted to be omitted from the
    Registration Statement when it becomes effective pursuant to Rule 430A.
    Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement (file number 333-28001).

         (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

         (i) Such Selling Stockholder is the lawful owner of the Securities to be sold by such Selling Stockholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

         (ii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.


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         (iii)  Certificates in negotiable form for such Selling Stockholder's
    Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement duly authorized, executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement"), with Chase Trust Company of California, as Custodian (the "Custodian"); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters, the Company and the other Selling Stockholders; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

         (iv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

         (v) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or any Governmental Laws or, if applicable, the charter or bylaws of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of such Selling Stockholder's properties or assets is bound, or any judgment, order


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    or decree applicable to such Selling Stockholder or any of such Selling
    Stockholder's properties or assets of any court, regulatory body, administrative agency, governmental body or arbitrator.

In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (a)(ii) of this Section 1.

    (c) Each Selling Stockholder beneficially owning 5% or more of the Company's outstanding shares of Common Stock, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct; such Selling Stockholder is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

         2.     PURCHASE AND SALE.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders (collectively, the "Sellers" and individually a "Seller") agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase
from the Sellers, at a purchase price of $           per share, the amount of
the Securities set forth opposite such Underwriter's name in Schedule I hereto. The amount of Securities to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total amount of Securities to be purchased by such Underwriter as the total amount of Securities to be sold by each Seller bears to the total amount of Securities to be sold pursuant hereto.


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         (b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Option Selling Stockholder hereby grants an option to the Underwriters to purchase, severally and not jointly, up to 2,070,000 shares of the Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Option Selling Stockholder setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and, subject to Section 3 hereof, the Settlement Date. The Settlement Date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Delivery of certificates for the shares of Option Securities by the Option Selling Stockholder and payment therefor to the Option Selling Stockholder shall be made as provided in Section 3 hereof. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

         3. DELIVERY AND PAYMENT. The Company, the Representatives and the Selling Stockholders agree that the delivery of and payment for the Underwritten Securities shall take place five business days following the date of this Agreement. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on July __, 1997, or such later date (not later than _____________, 1997) as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in
Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective


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aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholders to or upon the order of the Company and the Selling Stockholders, as the case may be, by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

         The Company and the Selling Stockholders agree to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

         Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

         If the option provided for in Section 2(b) hereof is exercised after the second business day prior to the Closing Date, the Option Selling Stockholder will deliver (at the expense of the Company) to the Representatives, at Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York, on the date specified by the Representatives (which shall be within three business days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to or upon the order of the Option Selling Stockholder, by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in next day funds. If settlement for the Option Securities occurs after the Closing Date, the Option Selling Stockholder will deliver to the Representatives on the Settlement Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming


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as of such date the opinions, certificates and letters delivered on the Closing
Date pursuant to Section 6 hereof.

         4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

         5.     AGREEMENTS. (a)  The Company agrees with the several
Underwriters that:

         (i) The Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement, supplement to the Prospectus or any Rule 462(b) Registration Statement without your prior consent. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. Upon your request, the Company will cause the Rule 462(b) Registration Statement, completed in compliance with the Act and the applicable rules and regulations thereunder, to be filed with the Commission pursuant to Rule 462(b) and will provide evidence satisfactory to the Representatives of such filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, or any Rule 462(b) Registration Statement, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the


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    Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (ii) If, at any time when a prospectus relating the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any amended or supplemented Prospectus to you in such quantities as you may reasonably request.

         (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

         (iv) The Company will furnish to each of the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act or otherwise required, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the
    Representatives may reasonably request   The Company


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    will pay the expenses of printing or other production of all documents relating to the offering.

         (v) The Company will arrange in cooperation with the Representatives for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, will arrange for the determination of the legality of the Securities for purchase by institutional investors and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

         (vi) The Company will not, for a period of 180 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock or other equity securities of the Company; PROVIDED, HOWEVER, that the Company may
    (1) issue and sell Common Stock pursuant to any employee stock option plan or stock ownership plan in effect at the Execution Time, (2) issue Common Stock issuable upon the conversion of Class B common stock of the Company outstanding at the Execution Time, and (3) issue options to acquire _____ shares of Common Stock that were approved by the Board of Directors of the Company on February __, 1997, and which will be issued pending shareholder approval, which is being sought at a shareholder meeting contemplated to be held in September 1997.

         (vii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 517.075, Florida Statutes, relating to issuers doing business with the Government of Cuba or with any person or affiliate located in Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business

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    with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (b) Each Selling Stockholder agrees with the several Underwriters that such Selling Stockholder will not during the period of 180 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock, or any other equity securities of the Company, beneficially owned by such person, or any securities convertible into, or exchangeable for, shares of Common Stock or any other equity securities of the Company, other than shares of Common Stock disposed of as bona fide gifts.

         6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 5:30 PM, New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM, New York City time, on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM, New York City time, on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to the applicable paragraph of Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) The Company shall have furnished to the Representatives the opinion of Wohlforth, Arget, Singer, Johnson & Brecht corporate counsel for the Company, dated the Closing Date, to the effect that:

                (i) each of the Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries, free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                (iii) the Company's authorized equity capitalization is as set forth in the Company's Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus; the outstanding equity securities of the Company (including the Securities being sold hereunder by the Selling Stockholders) have been duly authorized and validly issued, fully paid and nonassessable; the Securities have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly listed and admitted for trading on the Nasdaq National Market

         ("Nasdaq"); the Securities being sold hereunder by the Company are duly authorized for listing, subject to official notice of issuance, on the Nasdaq; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

                (iv) to the best knowledge of such counsel, there are no pending or threatened actions, suits or proceedings before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which are not adequately disclosed therein, and there are no franchises, contracts or other documents of a character required to be described in the Registration Statement or Prospectus, or to be filed as exhibits, which are not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings, regulatory matters, statutes, material contracts or agreements relating to the Company fairly summarize such matters;

                (v) this Agreement has been duly authorized, executed and delivered by the Company;

                (vi) no consent, approval, authorization, license or order of, or filing, registration or qualification with, any court or governmental agency or body, domestic or foreign, is required, including without limitation, under the Telecommunications Acts or any order, rule, regulation or policy of the FCC or the APUC, for the performance by the Company of its obligations under this Agreement or for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                (vii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or any Governmental Laws or the certificate of incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or bound or any judgment, injunction, order or decree known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator;

                (viii) except as set forth in the Registration Statement under the section entitled "Certain Transactions -- Registration Rights Agreements," no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

                (ix) the execution and delivery of this Agreement and the issuance and sale of Securities by the Company, and the performance by the Company of its obligations under this Agreement and the Securities, do not violate the Telecommunications Acts or any rules, regulations or policies thereunder binding on the Company or its Subsidiaries or any order, writ, judgment, injunction, decree or award of the FCC binding on the Company or its Subsidiaries; and

                (x) the Company and its Subsidiaries are not, nor with the passage of time or the giving of notice or both would be, to the best knowledge of such counsel, in violation of any Governmental Laws of any court or any governmental authority, excluding the FCC or the APUC, relating specifically to the Company or its Subsidiaries or to any properties of the Company or its Subsidiaries. The Company and its Subsidiaries have not received any notice of any violation of any Governmental Laws.

         In addition, such counsel shall state that nothing has come to its attention that leads it to believe that the Registration Statement at the time the Registration Statement became effective or on the Closing Date (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectuses at the time they were delivered or on the Closing Date (other than the financial statements and supporting notes and schedules and other financial and statistical data contained therein, as to which such counsel need not comment) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Alaska [, Limited Partnership Law of the State of Delaware] or the United States to the extent such counsel deems proper and as specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

         (c) The Company shall have furnished to the Representatives the opinion of Mark Moderow, counsel for the Company, dated the Closing Date, to the effect that:

                (i) the Company and its Subsidiaries have been granted and presently hold all Communications Licenses necessary, including from the FCC and the APUC, for the Company and its Subsidiaries to conduct their respective businesses as presently conducted or proposed to be conducted; to the best knowledge of such counsel such Communications Licenses have been duly and validly issued and are in full force and effect, and such Communications Licenses are not subject to any restrictions or conditions which, individually or in the aggregate, would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. No proceedings to revoke, refuse to renew, modify or restrict such Communications Licenses are pending or, to the best knowledge of such counsel, threatened;

                (ii) there is no proceeding pending before the FCC or the APUC, or, to the best knowledge of such counsel, any investigation or proceeding pending or threatened by the FCC or the APUC against the Company or its Subsidiaries which, if adversely determined, individually or in the aggregate, could have a material adverse effect on the Company and its Subsidiaries taken as a whole; and

                (iii) the Company and its Subsidiaries are not, nor with the passage of time or the giving of notice or both would be, to the best knowledge of such counsel, in violation of any Governmental Laws of any court or any governmental authority, including, but not limited to, the FCC or the APUC relating to the Company or its Subsidiaries or to any properties of the Company or its Subsidiaries. The Company and its Subsidiaries have not received any notice of any violation of any Governmental Laws.

         (d) The Company shall have furnished to the Representatives the opinion of Sherman & Howard L.L.C., special counsel for the Company, dated the Closing Date, to the effect that:

                (i) each of the Company and each of its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                (ii) the Company's authorized equity capitalization is as set forth in the Prospectus; and the capital stock of the Company conforms to the description thereof contained in the Prospectus;

                (iii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule

         424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                (v) no consent, approval, authorization, license or order of, or filing, registration or qualification with, any court or governmental agency or body, domestic or foreign, is required, including without limitation, under the Telecommunications Acts or any order, rule, regulation or policy of the FCC or the APUC for the performance by the Company of its obligations under this Agreement or for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                (vi) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or any Governmental Laws or the certificate of incorporation or by-laws of the Company or the terms of any agreement governing indebtedness for money borrowed or other material agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or bound or any judgment, injunction, order or decree known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator except for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the Selling Stockholders, representatives of the independent public accountants for the Company, representatives of the Representatives and counsel for the Representatives at which the contents of the Registration Statement and related matters were discussed and, although such counsel has not independently verified, are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, no facts have come to such counsel's attention that leads such counsel to believe that the Registration Statement, as of the date it is declared effective by the Commission or on the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel does not comment as to the financial statements (including supporting schedules), and other financial data included in the Registration Statement, and the Prospectus or the exhibits to the Registration Statement).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of [Colorado] [, the General Corporation/Limited Partnership Law of the State of Delaware] or the United States, to the extent such counsel deems proper and as specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (d) include any supplements thereto at the Closing Date.

         (e) Each Selling Stockholder shall have furnished to the Representatives the opinion of such Selling Stockholder's counsel, dated the Closing Date, to the effect that:

                (i) this Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Stockholders; the Custody Agreement is valid and binding on the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereunder;

                (ii) the delivery by each Selling Stockholder to the several Underwriters of certificates for the Securities being sold hereunder by such Selling Stockholder against payment therefor as provided herein, will pass good and marketable title to such Securities to the several Underwriters, free and clear of all liens, encumbrances, equities and claims whatsoever;

                (iii) no consent, approval, authorization, license or order of, or filing, registration, or qualification with, any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

                (iv) neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or any Governmental Laws or, if applicable, the charter or By-laws of the Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder or any of such Selling Stockholder's properties or assets is bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder or any of such Selling Stockholder's properties or assets of any court, regulatory body, administrative agency, governmental body or arbitrator.

    In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the laws of the jurisdiction in which they are admitted and the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of, or certificates of responsible officers of, the Selling Stockholders and public officials.

         (f) the Representative shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (g) the Company shall have furnished to the Representatives a certificate of the Company, signed by (1) the President and the Chief Executive Officer and (2) the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition financial or other), earnings, business, properties or prospects of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

         (h) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by an attorney-in-fact on behalf of each such Selling Stockholder, dated the Closing Date, to the effect that the Selling Stockholders have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

         (i) At the Execution Time and at the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information as indicated in their reports incorporated in the Registration Statement and the

         Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, audit and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention which caused them to believe that:

                   (1) any unaudited financial statements included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements of the Act and the related published rules and regulations with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                   (2) with respect to the period subsequent to December 31, 1996, audited or unaudited, in or incorporated in the Prospectus, there was any change, at a specified date not more than five business days prior to the date of the letter, in the capital stock, increase in long-term debt or decrease in consolidated net current assets or stockholders' equity of the Company and its Subsidiaries as compared with the amounts shown on the December 31, 1996 consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from January 1, 1997 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of income before extraordinary items or net income of the Company and its Subsidiaries, except in all instances for changes, increases or decreases that the Registration Statement and Prospectus discloses have occurred or may occur, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

                   (3) the information included in the Registration Statement and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," and "Certain Transactions" in the Prospectus, the information included or incorporated in Items [________] of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, and the information in the Company's Current Report on Form 8-K, if any, incorporated in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

                (iv) on the basis of a reading of the unaudited pro forma financial statements included or incorporated in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

         References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

         The Representatives shall have also received from KPMG Peat Marwick LLP a letter stating that the Company's system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the financial statements of the Company and its Subsidiaries.

         (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or
    (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

         (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each holder of five percent (5%) or more of outstanding shares of (i) any class of equity securities of the Company or (ii) all classes of equity securities of the Company (counted as a single class) addressed to the Representatives, in which each such person agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock, or any other equity securities of the Company, beneficially owned by such person or any securities convertible into, or exchangeable for, shares of Common Stock or any other equity securities of the Company for a period of 180 days following the Execution Time without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts.

         (l) Prior to the Closing Date, the Company and each Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         (m) The Securities shall be duly authorized for listing, subject to official notice of issuance, on the Nasdaq.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile and confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of Paul, Hastings, Janofsky & Walker LLP, counsel for the Underwriters, at 399 Park Avenue, New York, New York, on the Closing Date.

         7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the

Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholders, PRO RATA in proportion to the percentage of Securities to be sold by each Selling Stockholder, shall reimburse the Company on demand for all amounts so paid.

         8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

         (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder and each person who controls such Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

         (d)    Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Selling Stockholders or the Underwriters. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(e).

         9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq or trading in securities generally on the New York Stock Exchange or the Nasdaq shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or the Nasdaq,
(ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

         11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, attention: Legal Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it, at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781, attention: John M. Lowber; or, if sent to any Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to such Selling Stockholder, care of General Communication, Inc., 2550 Denali Street, Suite 100, Anchorage, Alaska 99503-2781, attention: John M. Lowber and Ronald A. Duncan.

         13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                       Very truly yours,


                                       GENERAL COMMUNICATION, INC.


                                       By:______________________________
                                          Name:
                                          Title:


                                       JOHN M. LOWBER,
                                       as Attorney-in-Fact for
                                       the Selling Stockholders


                                       _________________________________



                                       RONALD A. DUNCAN,
                                       as Attorney-in-Fact for
                                       the Selling Stockholders


                                       ________________________________

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written

SALOMON BROTHERS INC
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SCHRODER & CO. Inc.

By:  SALOMON BROTHERS INC


By:_______________________
   Name:
   Title:


For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                                                       EXHIBIT A



                        [Letterhead of officer, director or 5%
                     shareholder of General Communication, Inc.]


                             GENERAL COMMUNICATION, INC.
                           PUBLIC OFFERING OF COMMON STOCK



                                                                          , 1997


Salomon Brothers Inc
Donaldson, Lufkin & Jenrette
  Securities Corporation
Schroder & Co. Inc.,
As Representatives of the several Underwriters
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between General Communication, Inc., an Alaska corporation (the "Company"), certain Selling Stockholders named therein and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A common stock, no par value (the "Common Stock"), of the Company.

         In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Common Stock, or any other equity securities of the Company, beneficially owned by the undersigned or any securities convertible into, or exchangeable for, shares of Common Stock or any other equity securities of the Company for a period of 180 days following the day on which the Underwriting Agreement is executed without the prior written consent of Salomon Brothers Inc, other than shares of Common Stock disposed of as bona fide gifts.

         If for any reason the Underwriting Agreement is not entered into on or before September 15, 1997 or if entered into by such date and is thereafter terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise terminate without further action on the part of any party.

                                            Yours very truly,

                                            [Signature of officer, director or
                                            5% shareholder]

                                            [Name and address of officer,
                                            director or 5% shareholder]

                                      SCHEDULE I



                                                           Number of Shares
    Underwriters                                           of Securities to
                                                             be Purchased

Salomon Brothers Inc . . . . . . . . . . . . . . . . .
Donaldson, Lufkin & Jenrette
  Securities Corporation . . . . . . . . . . . . . . .
Schroder & Co. Inc.  . . . . . . . . . . . . . . . . .


     Total . . . . . . . . . . . . . . . . . . . . . .

                                     SCHEDULE II

                                                                    NUMBER OF
                                                  NUMBER OF         SHARES OF
                                                  SHARES OF           OPTION
                                                 SECURITIES       SECURITIES TO
SELLING STOCKHOLDERS                             TO BE SOLD          BE SOLD
--------------------                             ----------       -------------
Walp Family Charitable
Remainder Trust                                    200,000

TCI GCI, Inc.                                      590,043

Prime Venture I Holdings, L.P.                      247,452          345,000

Prime Cable Growth Partners, L.P.                   544,395          759,000

Prime Cable Limited Partnership                     445,414          621,000

Prime Venture II, L.P.                              247,452          345,000

BancBoston Capital, Inc.                            257,793

First Chicago Investment
Corporation                                         233,810

Madison Dearborn Partners V                          23,982

Jack Kent Cooke Incorporated                      2,923,077

General Communication, Inc.
Employee Stock Purchase Plan                        682,263

William C. Behnke                                    35,000

Ameritas Life Insurance Corp.                         4,784

KLANS Associates                                      1,557

Pillsbury Master Retirement Trust                    14,333

Tribune Company Master Trust
for Pension Plans                                     7,107

K.D.F., a Massachusetts general
partnership                                          17,968

Fidelity Pension Trust                                7,167

Commerce Banc Shares, Inc.                           10,802

Robert G. Holman                                        144

Equitable Life Assurance
Society of the United States                          9,561

Donald Adams                                         60,000

Karen Evans                                         106,153

Samuel Evans                                        129,743

                TOTAL                             6,800,000        2,070,000
                                                  ---------        ---------

                                     SCHEDULE III

                             SUBSIDIARIES OF THE COMPANY

GCI, Inc., an Alaska corporation

GCI Holdings, Inc., an Alaska corporation

GCI Communication Corp., an Alaska corporation

GCI Communication Services, Inc., an Alaska corporation

GCI Leasing Co., Inc., an Alaska corporation

GCI Cable, Inc., an Alaska corporation

GCI Cable/Fairbanks, Inc., an Alaska corporation

Prime Cable of Alaska, LP, a Delaware limited partnership

GCI Cable/Juneau, Inc., an Alaska corporation

GCI Transport Company, an Alaska corporation

GCI Satellite Company, an Alaska corporation

GCI Fiber Company, an Alaska corporation

Fiber Hold Company, an Alaska corporation

Alaska United Partnership, an Alaska partnership